UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 29, 2009

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 29, 2009, Zenith Insurance Company and ZNAT Insurance Company (collectively, “Zenith Insurance”), wholly owned subsidiaries of Zenith National Insurance Corp., the Registrant, entered into a Workers’ Compensation and Employer’s Liability Excess of Loss Reinsurance Contract (the “Contract”) for their first layer of reinsurance coverage of workers’ compensation and employers liability losses.

The Contract was entered into with a consortium of reinsurers composed of Aspen Insurance UK Limited, Hannover Rückversicherung AG, Lloyd’s Underwriter Syndicate No. 2987 BRT, Odyssey America Reinsurance Corporation, Partner Reinsurance Company of the U.S. and Swiss Reinsurance America Corporation (with Guy Carpenter & Company, LLC acting as Intermediary with respect to certain of the reinsurers).

The terms of the Contract are substantially similar to the reinsurance coverage provided under a contract with Swiss Reinsurance America Corporation, which is no longer in effect for losses occuring after April 30, 2009.  Losses on and after May 1, 2009 are covered by the Contract, under which Zenith Insurance continues to retain the first $5 million of each loss and the consortium of reinsurers provides $5 million of reinsurance coverage (subject to an aggregate annual limit of $25 million) for each loss in excess of the retained $5 million.

A copy of the Contract is attached to this Current Report on Form 8-K as Exhibit 10.1 and it is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The following exhibit is filed as part of this current report:

Number	Exhibit
10.1	Workers’ Compensation and Employer’s Liability Excess of Loss Reinsurance Contract Effective May 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	June 1, 2009	By:	/s/ Michael E. Jansen
			Name:	Michal E. Jansen
			Title:	Executive Vice President and General Counsel

Index to Exhibits

Number	Exhibit
10.1	Workers’ Compensation and Employer’s Liability Excess of Loss Reinsurance Contract Effective May 1, 2009